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                                                                     EXHIBIT 6

                PATENT AND TRADEMARK SECURITY AGREEMENT - PARENT

                  AGREEMENT made as of this 6th day of June, 2001, by Select Comfort Corporation, a Minnesota corporation (hereinafter called "Debtor"), in favor of St. Paul Venture Capital VI, LLC, a Delaware limited liability company, as collateral agent for the holders of the Notes referred to below (the "Secured Party").

                  In order to secure the payment of the principal of and interest on the Senior Secured Convertible Notes of Debtor payable to the Purchasers named in Schedule 1 of the Note Purchase Agreement referred to below, as such Schedule 1 is amended or deemed amended from time to time in accordance with the terms of the Note Purchase Agreement (the "Purchasers"), or registered assigns, in the aggregate original principal amount of up to $12,000,000 (which notes, together with any notes issued in substitution or exchange therefor, are herein collectively called the "Notes"), issued pursuant to the terms of that certain Note Purchase Agreement dated the date hereof among Debtor and the Purchasers (as amended, modified or supplemented from time to time, the "Note Purchase Agreement"), and to secure the payment and performance of each and every other debt, liability and obligation of every type and description which Debtor or any of its Subsidiaries (as defined in the Note Purchase Agreement) may now or at any time hereafter owe to the holders of the Notes, or any of them, under this Agreement, that certain Security Agreement-Parent dated as of the date hereof by Debtor in favor of the Secured Party (the "Security Agreement"), the Note Purchase Agreement or any of the other Transaction Documents (as defined in the Note Purchase Agreement), whether such debt, liability or obligation now exists or is hereafter created or incurred and whether such debt, liability or obligation is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several (the principal of and interest on the Notes, together with all such other debts, liabilities and obligations, being herein collectively called the "Obligations"), the Debtor has granted the Secured Party a security interest in substantially all of its personal property (including without limitation all of its general intangibles) pursuant to the Security Agreement;

                  As a further condition to entering into the Note Purchase Agreement and the Security Agreement, the Secured Party has required the execution and delivery of this Agreement by the Debtor.

                  ACCORDINGLY, in consideration of the mutual covenants contained in the Note Purchase Agreement, the Security Agreement and herein, the parties hereby agree as follows:

                  1. DEFINITIONS. All terms defined in the recitals hereto, in the Security Agreement or in Note Purchase Agreement that are not otherwise defined herein shall have the meanings given to them therein. In addition, the following terms have the meanings set forth below:

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                  "Patents" means all of the Debtor's right, title and interest in and to: (i) patents or applications for patents, (ii) licenses, fees or royalties with respect to each, (iii) the right to sue for past, present and future infringement and damages therefor, (iv) and licenses thereunder, all as presently existing or hereafter arising or acquired, including without limitation the patents listed on Exhibit A.

                  "Trademarks" means all of the Debtor's right, title and interest in and to: (i) trademarks, service marks, collective membership marks, registrations and applications for registration for each, and the respective goodwill associated with each, (ii) licenses, fees or royalties with respect to each, (iii) the right to sue for past, present and future infringement, dilution and damages therefor,
         (iv) and licenses thereunder, all as presently existing or hereafter arising or acquired, including, without limitation, the marks listed on Exhibit B.

                  2. GRANT OF SECURITY INTEREST. The Debtor hereby irrevocably pledges and assigns to, and grants the Secured Party a security interest (the "Security Interest") in, with power of sale to the extent permitted by law, the Patents and the Trademarks to secure payment and performance of the Obligations. As is set forth in greater detail in the Security Agreement, the Security Interest in the Trademarks is coupled with a security interest in substantially all of the assets (other than real property) of the Debtor.

                  3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The Debtor represents, warrants and agrees that:

                  (a) EXISTENCE; AUTHORITY. Debtor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and this Agreement has been duly and validly authorized by all necessary corporate action on the part of Debtor.

                  (b) PATENTS. Exhibit A accurately lists all Patents owned or controlled by the Debtor as of the date hereof, or to which the Debtor has a right as of the date hereof to have assigned to it, and accurately reflects the existence and status of applications and letters patent pertaining to the Patents as of the date hereof. If after the date hereof the Debtor owns, controls or has a right to have assigned to it any Patents not listed on Exhibit A, or if Exhibit A ceases to accurately reflect the existence and status of applications and letters patent pertaining to the Patents, then the Debtor shall within 60 days provide written notice to the Secured Party with a replacement Exhibit A, which upon acceptance by the Secured Party shall become part of this Agreement.

                  (c) TRADEMARKS. Exhibit B accurately lists all Trademarks owned or controlled by the Debtor as of the date hereof and accurately reflects the existence and status of Trademarks and all applications and registrations pertaining thereto as of the date hereof; provided, however, that Exhibit B need not list common law marks (i.e., Trademarks for which there are no applications or registrations) which are not

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         material to the Debtor's or Subsidiaries' business(es). If after the date hereof the Debtor owns or controls any Trademarks not listed on Exhibit B (other than common law marks which are not material to the Debtor's or Subsidiaries' business(es)), or if Exhibit B ceases to accurately reflect the existence and status of applications and registrations pertaining to the Trademarks, then the Debtor shall promptly provide written notice to the Secured Party with a replacement Exhibit B, which upon acceptance by the Secured Party shall become part of this Agreement.

                  (d) SUBSIDIARIES. As of the date hereof, no Subsidiary owns, controls, or has a right to have assigned to it any items that would, if such item were owned by the Debtor, constitute Patents or Trademarks. If after the date hereof any Subsidiary owns, controls, or has a right to have assigned to it any such items, then the Debtor shall promptly either: (i) cause such Subsidiary to assign all of its rights in such item(s) to the Debtor; or (ii) notify the Secured Party of such item(s) and cause such Subsidiary to execute and deliver to the Secured Party a patent and trademark security agreement substantially in the form of this Agreement.

                  (e) TITLE. To the best of the Debtor's knowledge, the Debtor has absolute title to each Patent and each Trademark listed on Exhibits A and B, free and clear of all security interests, liens and encumbrances, except the Security Interest and Permitted Liens (as defined in the Note Purchase Agreement) and except as initially disclosed on the relevant exhibit (i.e., replacement exhibits may include exceptions only for newly acquired Patents and Trademarks, not for Patents and Trademarks which were listed on a prior version of the exhibits). The Debtor: (i) will have, at the time the Debtor acquires any rights in Patents or Trademarks hereafter arising, absolute title to each such Patent or Trademark free and clear of all security interests, liens and encumbrances, except the Security Interest and Permitted Liens, and (ii) will keep all Patents and Trademarks free and clear of all security interests, liens and encumbrances, except the Security Interest and Permitted Liens.

                  (f) NO SALE. The Debtor will not sell, encumber or otherwise dispose of the Patents or Trademarks, or any interest therein, without the prior written consent of the Secured Party.

                  (g) DEFENSE. The Debtor will at its own expense, and using its commercially reasonable efforts, protect and defend the Patents and Trademarks against all claims or demands of all persons other than the Secured Party and any holders of Permitted Liens.

                  (h) MAINTENANCE. The Debtor will at its own expense maintain the Patents and the Trademarks to the extent reasonably advisable in its business including, but not limited to, filing all applications to obtain letters patent or trademark registrations and all affidavits, maintenance fees, annuities, and renewals possible with respect to letters patent, trademark registrations and applications therefor. The Debtor covenants that it will not abandon nor fail to pay any maintenance fee or annuity due

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         and payable on any Patent or Trademark, nor fail to file any required affidavit or renewal in support thereof, without first providing the Secured Party: (i) sufficient written notice, of at least 30 days, to allow the Secured Party to timely pay any such maintenance fees or annuities which may become due on any of said Patents or Trademarks, or to file any affidavit or renewal with respect thereto, and (ii) a separate written power of attorney or other authorization to pay such maintenance fees or annuities, or to file such affidavit or renewal, should such be necessary or desirable.

                  (i) SECURED PARTY'S RIGHT TO TAKE ACTION. If the Debtor fails to perform or observe any of its covenants or agreements set forth in this Section 3, and if such failure continues for a period of 10 days after the Secured Party gives the Debtor written notice thereof (or, in the case of the agreements contained in subsection (h), immediately upon the occurrence of such failure, without notice or lapse of time), or if the Debtor notifies the Secured Party that it intends to abandon a Patent or Trademark, the Secured Party may (but need not) perform or observe such covenant or agreement or take steps to prevent said intended abandonment on behalf and in the name, place and stead of the Debtor (or, at the Secured Party's option, in the Secured Party's own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure or prevent said intended abandonment.

                  (j) COSTS AND EXPENSES. Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Secured Party in connection with or as a result of the Secured Party's taking action under subsection (i) or exercising its rights under Section 6, together with interest thereon from the date expended or incurred by the Secured Party at the highest rate then applicable to any of the Obligations.

                  (k) POWER OF ATTORNEY. To facilitate the Secured Party's taking action under subsection (i) and exercising its rights under
         Section 6, the Debtor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, applications, and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this
         Section 3, or necessary for the Secured Party, after the occurrence and during the continuance of an Event of Default, to enforce or use the Patents or Trademarks or to grant or issue any exclusive or non-exclusive license under the Patents or Trademarks to any third party, or to sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of the Patents or Trademarks to any third party. The Debtor hereby ratifies all that such attorney shall lawfully do or cause

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         to be done by virtue hereof. The power of attorney granted herein shall terminate upon final and indefeasible payment and performance of all Obligations.

                  4. DEBTOR'S USE OF THE PATENTS AND TRADEMARKS. The Debtor shall be permitted to control and manage the Patents and Trademarks, including the right to exclude others from making, using or selling items covered by the Patents and Trademarks and any licenses thereunder, in the same manner and with the same effect as if this Agreement had not been entered into, so long as no Event of Default occurs and remains uncured.

                  5. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"): (a) an Event of Default, as defined in the Note Purchase Agreement or the Security Agreement, shall occur; (b) the Debtor shall fail promptly to observe or perform any covenant or agreement herein binding on it and such failure shall continue for a period of 15 days after written notice thereof shall have been given by the Secured Party to the Debtor; or (c) any of the representations or warranties contained in Section 3 shall prove to have been incorrect in any material respect when made.

                  6. REMEDIES. Upon the occurrence of an Event of Default and at any time during the continuance thereof, the Secured Party may, at its option, take any or all of the following actions:

                  (a) exercise any or all remedies available under the Security Agreement;

                  (b) sell, assign, transfer, pledge, encumber or otherwise dispose of the Patents and Trademarks; or

                  (c) enforce the Patents and Trademarks and any licenses thereunder, and if the Secured Party shall commence any suit for such enforcement, the Debtor shall, at the request of the Secured Party, do any and all lawful acts and execute any and all proper documents required by the Secured Party in aid of such enforcement.

                  7. MISCELLANEOUS. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor under this Agreement shall be given in the manner and with the effect provided in the Note Purchase Agreement. The Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Patents and the Trademarks at all or in any particular manner or order, or to apply any cash proceeds of Patents and the Trademarks in any particular order of application. This

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Agreement shall be binding upon and inure to the benefit of Debtor and the
Secured Party and their respective successors and assigns (including without limitation any successor Collateral Agent under and as defined in the Note Purchase Agreement), and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of the Secured Party's acceptance thereof. Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the State of Minnesota. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of the Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effect as the original for all purposes of a financing statement.

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                  IN WITNESS WHEREOF, the Debtor has executed this Agreement as of the day and year first above written.

                                       SELECT COMFORT CORPORATION

                                       By:  /s/ Mark A. Kimball
                                          ---------------------------------

                                       Name:  Mark A. Kimball
                                          ---------------------------------

                                       Title:  Senior Vice President
                                             ------------------------------

STATE OF MINNESOTA         )
                           )
COUNTY OF HENNEPIN         )

                  The foregoing instrument was acknowledged before me this 6th day of June, 2001, by Mark A. Kimball, the Senior Vice President of Select Comfort Corporation, a Minnesota corporation, on behalf of the corporation.

                                       /s/ Sharon Stuckmayer
                                       -----------------------------------

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